SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

ExamWorks Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.

Suite 2625

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

(404) 952-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, in December 2012, the Compensation Committee (the “Committee”) of the Board of Directors of ExamWorks Group, Inc. (the “Company”) approved fiscal year 2013 compensation packages for its named executive officers (“NEOs”) and other executive officers. The 2013 compensation packages included a bonus payable in early 2014 in restricted shares (the “Restricted Share Bonus”) which represented, at Target performance (as discussed below), 30% of total 2013 compensation.

The Restricted Share Bonuses varied depending on the Company’s percentage achievement of the 2013 fiscal year adjusted EBITDA performance target (the “Target”) set by the Committee. No Restricted Share Bonuses were to be awarded if the adjusted EBITDA performance were at or less than 93.1% of the Target. Upon achievement of 100% of the Target, each bonus recipient would receive a grant of restricted shares at 75% of his or her base salary. The Committee reserved the right to pay discretionary bonuses for fiscal year 2013 to account for unanticipated, unusual or extraordinary circumstances or performance.

While the Company’s adjusted EBITDA performance did exceed the minimum threshold required for bonus payments, the Company did not fully achieve 100% of the Target. On February 26, 2014, the Committee awarded bonus payments to the NEOs as called for under the previously approved compensation package as well an additional discretionary amount, such that each NEO received the same total bonus amount as he or she would have received had 100% of the Target been achieved. The Committee made this decision to award the additional discretionary amounts after thorough analysis and discussion of the Company’s fiscal 2013 financial performance, including the reasons why 100% of the Target was not achieved. In light of the Company’s significant achievement of most of its business objectives for the year and continued successful execution of its business strategy, combined with overall fiscal financial 2013 results, the Committee believed it was appropriate to pay the additional discretionary bonuses to reward and incentivize management. The Committee believed that doing so was also consistent with the Committee’s policy of aligning the interests of the Company’s employees with the interests of its stockholders.

The total Restricted Share Bonus payments were as follows, which amounts include the additional discretionary amounts. The restricted shares vest 50% on June 1, 2014 and the remaining 50% vest on June 1, 2015.

NEO	Total Restricted Share Bonus Dollar Value	Total Number of Restricted Shares Awarded*
Richard E. Perlman, Executive Chairman	$562,500	15,687
James K. Price, Chief Executive Officer	$562,500	15,687
Wesley J. Campbell, President	$300,000	8,366
J. Miguel Fernandez de Castro, Chief Financial Officer, Senior Executive Vice President, and Treasurer	$281,250	7,844
Kevin J. Kozlowski, Chief Information Officer	$225,000	6,275
Crystal B. Patmore, Executive Vice President	$187,500	5,229

*Determined using the closing price of the Company’s stock on February 26, 2014, $35.86

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: March 4, 2014	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer and Senior
Executive Vice President